EXHIBIT 10.14
2U, Inc.
Performance Stock Unit Grant Notice
(Amended and Restated 2014 Equity Incentive Plan)
(US)
2U, Inc. (the “Company”), pursuant to Section 6(c) of the Company’s Amended and Restated 2014 Equity Incentive Plan (the “Plan”), hereby awards to Participant a Performance Stock Unit Award for the number of shares of the Company’s Common Stock (“Performance Stock Units” or “PSUs”) set forth below (the “Award”). The Award is subject to all of the terms and conditions as set forth in this notice of grant (this “Performance Stock Unit Grant Notice”) and in the Plan and the Performance Stock Unit Award Agreement (the “Award Agreement”), both of which are attached hereto and incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan or the Award Agreement. In the event of any conflict between the terms in the Award Agreement or this Performance Stock Unit Grant Notice and the Plan, the terms of the Plan shall control.

Participant:
Date of Grant:
Grant Number:
Vesting Commencement Date:
Number of PSUs:

Vesting Schedule:
Except as otherwise set forth in the Plan or the Award Agreement, the Award shall vest on the date that the Sustained Stock Price is at least $10.00 (the “Performance-Vesting Criteria”), subject to Participant’s Continuous Service through the date that the Performance-Vesting Criteria is first satisfied (such date, the “Vesting Date”); provided, that, no portion of the Award shall become vested, and all shares of Common Stock subject to the Award shall be forfeited, if the Performance-Vesting Criteria is not satisfied at any time on or prior to the two-year anniversary of the Vesting Commencement Date (such two-year period, the “Performance Period”). For purposes of this Award, “Sustained Stock Price” means, as of any date within the Performance Period, the average closing price of Common Stock over the thirty (30) consecutive trading days prior to any such date as reported on the Nasdaq Global Select Market or, if different from the Nasdaq Global Select Market, the principal U.S. securities exchange on which the Common Stock is listed on such date.

Additional Terms/Acknowledgements: Participant acknowledges receipt of, and understands and agrees to, this Performance Stock Unit Grant Notice, the Award Agreement and the Plan. Participant further acknowledges that as of the Date of Grant, this Performance Stock Unit Grant Notice, the Award Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the Award specified above and supersede all prior oral and written agreements on the terms of this Award with the exception, if applicable, of (i) the written employment agreement or offer letter agreement entered into between the Company and Participant specifying the terms that should govern this specific Award, and (ii) any compensation recovery policy that is adopted by the Company or is otherwise required by applicable law.
Participant acknowledges having received and read the Performance Stock Unit Grant Notice, the Award Agreement and the Plan and agrees to all of the terms and conditions set forth in these documents. Participant consents to receive Plan documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

2U, INC.		PARTICIPANT

By:
	Signature	Signature

Title:		Date:

Date:
ATTACHMENTS: Award Agreement and Amended and Restated 2014 Equity Incentive Plan

2U, INC.
AMENDED AND RESTATED 2014 EQUITY INCENTIVE PLAN
PERFORMANCE STOCK UNIT AWARD AGREEMENT
(US)
Pursuant to the Performance Stock Unit Grant Notice (the “Grant Notice”) and this Performance Stock Unit Award Agreement (the “Agreement”), 2U, Inc. (the “Company”) has awarded you (“Participant”) a Performance Stock Unit Award (the “Award”) pursuant to Section 6(c) of the Company’s Amended and Restated 2014 Equity Incentive Plan (the “Plan”) for the Number of PSUs (as set forth in the Grant Notice). Capitalized terms not explicitly defined in this Agreement or the Grant Notice shall have the same meanings given to them in the Plan. The terms of your Award, in addition to those set forth in the Grant Notice, are as follows. Section references are to this Agreement unless otherwise stated.
1.GRANT OF THE AWARD. This Award represents the right to be issued on a future date one (1) share of Common Stock for each Performance Stock Unit that is earned and vests in accordance with the Grant Notice and Sections 2 and 3 below (subject to any adjustment under Section 4 below). As of the Date of Grant, the Company will credit to a bookkeeping account maintained by the Company for your benefit the Number of PSUs subject to the Award. This Award was granted in consideration of your services to the Company.
2.VESTING.
(a)Except as otherwise set forth in this Agreement or in the Plan, the Performance Stock Units shall vest in accordance with the Vesting Schedule set forth in the Grant Notice.
(b)If your Continuous Service ends due to your death or Disability, then your PSUs shall remain outstanding and be eligible to vest or be forfeited in accordance with the Vesting Schedule set forth in the Grant Notice or Section 3 of this Agreement, as applicable; provided, that, to the extent that the PSUs vest in accordance with the Vesting Schedule, you or your estate (as applicable) shall receive a pro-rated portion of such PSUs in a number equal to (i) Number of PSUs that vest in accordance with the Vesting Schedule set forth in the Grant Notice, multiplied by (ii) the quotient of (x) the number of days elapsed from and including the Vesting Commencement Date to the date your Continuous Service ends due to your death or Disability over (y) the number of days elapsed from and including the Vesting Commencement Date to the Vesting Date. Such resulting number of shares of Common Stock in settlement of such pro-rated number of PSUs shall be issued in accordance with Section 8.
(c)For purposes of this Agreement, “Disability” means you, by reason of any medically determinable physical or mental impairment that can be expected to result in death or last for a continuous period of not less than 12 months, become entitled to receive benefits under a long-term disability insurance program maintained by the Company or any of its Affiliates.
3.CHANGE IN CONTROL. Notwithstanding any contrary provision of the Grant Notice or this Agreement, if a Change in Control occurs during the Performance Period but prior to the Vesting Date and your Continuous Service with the Company has not terminated as of, or immediately prior to, the effective time of the Change in Control:
(a)As of the effective time of the Change in Control, (i) if the per share consideration paid to the holders of Common Stock in respect of such Change in Control (the “Change in Control Share Price”) is at least equal to $10.00 (as determined by the Company in its sole discretion), then the Sustained Stock Price shall equal the Change in Control Share Price and the Performance-Vesting Criteria shall be deemed satisfied effective as of the effective time of such Change in Control, or (ii) if the Change in Control Share Price is less than $10.00, a number of PSUs shall vest in an amount equal to (A) the Number of PSUs, multiplied by (B) the quotient of (x) the Change in Control Share Price over (y) $10.00, rounded up to the nearest whole share of Common Stock; provided, that, any portion of the Award that does not vest in accordance with this Section 3(a) shall forfeited in its entirety.
(b)As of the effective time of the Change in Control, if there is no Change in Control Share Price, then (i) the Sustained Stock Price shall be measured as of the date upon which the effective time of the Change in Control occurs and the Performance Period shall conclude as of such date and (ii) a number of PSUs shall vest in an amount equal to (A) the Number of PSUs, multiplied by (B) the quotient of (x) such Sustained Stock Price over (y) $10.00, rounded up to the nearest whole share of Common Stock (provided that such resulting number of PSUs shall not exceed the Number of PSUs); provided, that, any portion of the Award that does not vest in accordance with this Section 3(b) shall forfeited in its entirety
4.NUMBER OF SHARES. The number of Performance Stock Units subject to your Award may be adjusted from time to time for Capitalization Adjustments, as provided in the Plan. Any additional Performance Stock Units, shares, cash or other property that becomes subject to the Award pursuant to this Section 4, if any, shall be subject, in a manner determined by the Board, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other Performance Stock Units and shares covered by your Award. Notwithstanding the provisions of this Section 4, no fractional shares or rights for fractional shares of Common Stock shall be created pursuant to this Section 4. Any fraction of a share will be rounded down to the nearest whole share.
5.ADJUSTMENTS FOR EXTRAORDINARY OR OTHER EVENTS. Notwithstanding anything in this Agreement, the Plan or the Grant Notice to the contrary, if the Committee determines that due to unusual, extraordinary or nonrecurring transactions (such as a Capitalization Adjustment) or events materially affecting the Award or any other reasons, an adjustment in the Sustained Stock Price hurdle of $10.00 (as may be adjusted pursuant to this Section 5), is necessary or appropriate, the Committee may adjust the Sustained Stock Price hurdle of $10.00 (as may be adjusted pursuant to this Section 5), in such a manner as the Committee determines in good faith to be equitable to reflect such transactions, events or reasons.
6.SECURITIES LAW COMPLIANCE. You may not be issued any Common Stock under your Award unless the shares of Common Stock underlying the Performance Stock Units are either (i) then registered under the Securities Act, or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Your Award must also comply with other applicable laws and regulations governing the Award, and you shall not receive such Common Stock if the Company determines that such receipt would not be in material compliance with such laws and regulations.
7.TRANSFER RESTRICTIONS. Prior to the time that shares of Common Stock have been delivered to you, you may not transfer, pledge, sell or otherwise dispose of this Award or the shares issuable in respect of your Award, except as expressly provided in this Section 7. For example, you may not use shares that may be issued in respect of your Performance Stock Units as security for a loan.
(a)Death. Your Award is transferable by will and by the laws of descent and distribution. At your death, vesting of your Award will cease and your executor or administrator of your estate shall be entitled to receive, on behalf of your estate, any Common Stock or other consideration that vested but was not issued before your death.

(b)Domestic Relations Orders. Upon receiving written permission from the Board or its duly authorized designee, and provided that you and the designated transferee enter into transfer and other agreements required by the Company, you may transfer your right to receive the distribution of Common Stock or other consideration hereunder, pursuant to a domestic relations order or marital settlement agreement that contains the information required by the Company to effectuate the transfer. You are encouraged to discuss the proposed terms of any division of this Award with the Company General Counsel prior to finalizing the domestic relations order or marital settlement agreement to verify that you may make such transfer, and if so, to help ensure the required information is contained within the domestic relations order or marital settlement agreement.
8.DATE OF ISSUANCE.
(a)The issuance of shares in respect of the Performance Stock Units is intended to be exempt from Section 409A of the Code as a “short-term deferral” pursuant to Treasury Regulations Section 1.409A-1(b)(4) and will be construed and administered in such a manner. Subject to the satisfaction of the withholding obligations set forth in this Agreement, in the event one or more Performance Stock Units vests, the Company shall issue to you one (1) share of Common Stock in settlement of each Performance Stock Unit that is earned and vests in accordance with this Agreement (subject to any adjustment under Section 4 above). The issuance dates shall be no later than the first March 15th following the calendar year in which the applicable Performance Stock Unit vests, subject to clause (b) below (the issuance date is referred to as the “Original Issuance Date”).
(b)If the Original Issuance Date does not occur (1) during an “open window period” applicable to you, as determined by the Company in accordance with the Company’s then-effective policy on trading in Company securities, and (2) on a date when you are otherwise permitted to sell shares of Common Stock on an established stock exchange or stock market, and both (i) the Company decides, prior to the Original Issuance Date, not to satisfy the Withholding Taxes by withholding shares of Common Stock from the shares otherwise due to you under this Award, and (ii) you do not elect to pay your Withholding Taxes in cash, then the shares that would otherwise be issued to you on the Original Issuance Date will not be delivered on such Original Issuance Date and will instead be delivered on or within sixty (60) days after the first business day when you are not prohibited from selling shares of the Company’s Common Stock in the open public market, but in no event later than the 15th day of the third calendar month of the applicable year following the year in which the shares of Common Stock under this Award are no longer subject to a “substantial risk of forfeiture” within the meaning of Treasury Regulations Section 1.409A-1(d) (or, in the event the Award is not a “short-term deferral” within the meaning of Section 409A of the Code, such earlier date as is required for the Award to comply with Section 409A of the Code).
(c)The form of delivery of shares (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company.
9.DIVIDENDS. You shall receive no benefit or adjustment to your Award with respect to any cash dividend, stock dividend or other distribution that does not result from a Capitalization Adjustment.
10.RESTRICTIVE LEGENDS. The shares of Common Stock issued under your Award shall be endorsed with appropriate legends as determined by the Company.
11.EXECUTION OF DOCUMENTS. You hereby acknowledge and agree that the manner selected by the Company by which you indicate your consent to your Grant Notice is also deemed to be your execution of your Grant Notice and of this Agreement. You further agree that such manner of indicating consent may be relied upon as your signature for establishing your execution of any documents to be executed in the future in connection with your Award.
12.AWARD NOT A SERVICE CONTRACT.
(a)Nothing in this Agreement (including, but not limited to, the vesting of your Award or the issuance of the shares subject to your Award), the Plan or any covenant of good faith and fair dealing that may be found implicit in this Agreement or the Plan shall: (i) confer upon you any right to continue in the employ of, or affiliation with, the Company or an Affiliate; (ii) constitute any promise or commitment by the Company or an Affiliate regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or affiliation; (iii) confer any right or benefit under this Agreement or the Plan unless such right or benefit has specifically accrued under the terms of this Agreement or the Plan; or (iv) deprive the Company of the right to terminate you at will and without regard to any future vesting opportunity that you may have.
(b)The Company has the right to reorganize, sell, spin-out or otherwise restructure one or more of its businesses or Affiliates at any time or from time to time, as it deems appropriate (a “reorganization”). Such a reorganization could result in the termination of your Continuous Service, or the termination of Affiliate status of your employer and the loss of benefits available to you under this Agreement, including but not limited to, the termination of the right to continue vesting in the Award. This Agreement, the Plan, the transactions contemplated hereunder and the vesting schedule set forth herein or any covenant of good faith and fair dealing that may be found implicit in any of them do not constitute an express or implied promise of continued engagement as an employee or consultant for the term of this Agreement, for any period, or at all, and shall not interfere in any way with the Company’s right to conduct a reorganization.
13.WITHHOLDING OBLIGATIONS.
(a)On each vesting date, and on or before the time you receive a distribution of the shares underlying your Performance Stock Units, and at any other time as reasonably requested by the Company in accordance with applicable tax laws, you hereby authorize any required withholding from the Common Stock issuable to you and/or otherwise agree to make adequate provision in cash for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or any Affiliate that arise in connection with your Award (the “Withholding Taxes”). Additionally, the Company shall satisfy all Withholding Taxes by or any portion of the Withholding Taxes obligation relating to your Award by withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to you in connection with the Award with a Fair Market Value (measured as of the date shares of Common Stock are issued to pursuant to Section 8) equal to the amount of such Withholding Taxes (“Share Withholding”); provided, however, that the number of such shares of Common Stock so withheld will not exceed the amount necessary to satisfy the Company’s required tax withholding obligations using the maximum statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income; provided further that if Share Withholding would cause the Company to violate a provision set forth in any credit agreement or other financing document to which the Company is a party, the Committee may require you to satisfy the Withholding Taxes through any of the following means or by a combination of such means: (i) withholding from any compensation otherwise payable to you by the Company; (ii) causing you to tender a cash payment; or (iii) provided that at the time of issuance the Common Stock is publicly traded, permitting or requiring you to enter into a “same day sale” commitment whereby you irrevocably elect to sell a portion of the shares to be delivered in connection with your Performance Stock Units to a registered broker to satisfy the Withholding Taxes and whereby the broker irrevocably commits to forward the proceeds necessary to satisfy the Withholding Taxes directly to the Company and/or its Affiliates.
(b)Unless the tax withholding obligations of the Company and/or any Affiliate are satisfied, the Company shall have no obligation to deliver to you any Common Stock otherwise issuable with respect to the Award.
(c)In the event the Company’s obligation to withhold arises prior to the delivery to you of Common Stock or it is determined after the delivery of Common Stock to you that the amount of the Company’s withholding obligation was greater than the amount withheld by the Company, you agree to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount.
14.TAX CONSEQUENCES. The Company has no duty or obligation to minimize the tax consequences to you of this Award and shall not be liable to you for any adverse tax consequences to you arising in connection with this Award. You are hereby advised to consult with your own personal tax, financial and/or legal advisors regarding the tax consequences of this Award and have agree that you have done so or knowingly and voluntarily declined to do so. You understand that you (and not the Company) shall be responsible for your own tax liability that may arise as a result of the Award.
15.UNSECURED OBLIGATION. Your Award is unfunded, and as a holder of a vested Award, you shall be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue shares or other property pursuant to this Agreement. You shall not have voting or any other rights as a stockholder of the Company with respect to the shares to be issued pursuant to this Agreement until such shares are issued to you pursuant to Section 8 of this Agreement. Upon such issuance, you will obtain full voting and other rights as a stockholder of the Company. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.
16.NOTICES. Any notice or request required or permitted hereunder shall be given in writing to each of the other parties hereto and shall be deemed effectively given on the earlier of (i) the date of personal delivery, including delivery by express courier, or delivery via electronic means, or (ii) the date that is five (5) days after deposit in the United States Post Office (whether or not actually received by the addressee), by registered or certified mail with postage and fees prepaid, addressed at the following addresses, or at such other address(es) as a party may designate by ten (10) days’ advance written notice to each of the other parties hereto:

COMPANY:	2U, Inc.
Attn: Stock Administrator
7900 Harkins Road
Lanham, MD 20706

PARTICIPANT:	Your address as on file with the Company at the time notice is given

17.HEADINGS. The headings of the Sections in this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement or to affect the meaning of this Agreement.
18.MISCELLANEOUS.
(a)The rights and obligations of the Company under your Award shall be transferable by the Company to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by, the Company’s successors and assigns.
(b)You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.
(c)You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.
(d)This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
(e)All obligations of the Company under the Plan and this Agreement shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
19.GOVERNING PLAN DOCUMENT. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. Your Award (and any compensation paid or shares issued under your Award) is subject to recoupment in accordance with The Dodd-Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder, any clawback policy adopted by the Company and any compensation recovery policy otherwise required by applicable law. No recovery of compensation under such a clawback policy will be an event giving rise to a right to voluntarily terminate employment upon a resignation for “good reason,” or for a “constructive termination” or any similar term under any plan of or agreement with the Company.
20.EFFECT ON OTHER EMPLOYEE BENEFIT PLANS. The value of the Award subject to this Agreement shall not be included as compensation, earnings, salaries, or other similar terms used when calculating benefits under any employee benefit plan (other than the Plan) sponsored by the Company or any Affiliate except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any or all of the employee benefit plans of the Company or any Affiliate.
21.CHOICE OF LAW. The interpretation, performance and enforcement of this Agreement shall be governed by the law of the State of Delaware without regard to that state’s conflicts of laws rules.
22.SEVERABILITY. If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.
23.OTHER DOCUMENTS. You hereby acknowledge receipt or the right to receive a prospectus providing the information required by Rule 428(b)(1) promulgated under the Securities Act. In addition, you acknowledge receipt of the Company’s Insider Trading Policy.
24.AMENDMENT. This Agreement may not be modified, amended or terminated except by an instrument in writing, signed by you and by a duly authorized representative of the Company. Notwithstanding the foregoing, this Agreement may be amended solely by the Board by a writing which specifically states that it is amending this Agreement, so long as a copy of such amendment is delivered to you, and provided that, except as otherwise expressly provided in the Plan, no such amendment materially adversely affecting your rights hereunder may be made without your written consent. Without limiting the foregoing, the Board reserves the right to change, by written notice to you, the provisions of this Agreement in any way it may deem necessary or advisable to carry out the purpose of the Award as a result of any change in applicable laws or regulations or any future law, regulation, ruling, or judicial decision, provided that any such change shall be applicable only to rights relating to that portion of the Award which is then subject to restrictions as provided herein.
25.COMPLIANCE WITH SECTION 409A OF THE CODE. This Award is intended to be exempt from Section 409A of the Code under the “short-term deferral” rule set forth in Treasury Regulation Section 1.409A-1(b)(4). Notwithstanding the foregoing, if it is determined that the Award fails to satisfy the requirements of the short-term deferral rule and is otherwise deferred compensation subject to Section 409A, and if you are a “Specified Employee” (within the meaning set forth in Section 409A(a)(2)(B)(i) of the Code) as of the date of your “separation from service” (within the meaning of Treasury Regulation Section 1.409A-1(h) and without regard to any alternative definition thereunder), then the issuance of any shares that would otherwise be made upon the date of the separation from service or within the first six (6) months thereafter will not be made on the originally scheduled date(s) and will instead be issued in a lump sum on the date that is six (6) months and one day after the date of the separation from service or, if earlier, as soon as practicable following the date of your death, with the balance of the shares issued thereafter in accordance with the original issuance schedule set forth above, but if and only if such delay in the issuance of the shares is necessary to avoid the imposition of adverse taxation on you in respect of the shares under Section 409A of the Code. Each installment of Performance Stock Units that vests is intended to constitute a “separate payment” for purposes of Treasury Regulation Section 1.409A-2(b)(2).